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                                                                   Exhibit 10.32

                         PRODUCT DEVELOPMENT COLLABORATION,
                             MANUFACTURING AND SUPPLY,
                           AND RETAIL MARKETING AGREEMENT


     THIS AGREEMENT (the "Agreement") is made and entered into as of the 22 day of December, 1998, by and among GALAGEN INC., a Delaware corporation, located at 4001 Lexington Avenue North, Arden Hills, Minnesota 55126-2939 ("GalaGen"), GENERAL NUTRITION CORPORATION, a Pennsylvania corporation located at 300 Sixth Avenue, Pittsburgh, Pennsylvania 15222 ("GNC") and GENERAL NUTRITION PRODUCTS, INC., a South Carolina corporation, located at 1050 Woodruff Road, Greenville, South Carolina 29607 ("GNP").

                                      RECITALS

     WHEREAS, GNC is a retailer of a large line of proprietary brand and third party dietary supplement and food products; and

     WHEREAS, GalaGen is a developer, manufacturer and supplier of proprietary dietary supplement, clinical nutrition and pharmaceutical products; and

     WHEREAS, GNP is a manufacturer of dietary supplement and food products; and

     WHEREAS, GalaGen and GNC wish to enter into an exclusive collaboration relationship to develop and market a range of immune-boosting dietary supplements for specialized retail channels and mass market retail channels, subject to the terms and conditions herein; and

     WHEREAS, GalaGen wishes to sell its proprietary Proventra-TM- brand natural immune components to GNP during the term of this Agreement so that GNP may incorporate Proventra-TM- products, i.e., encapsulate and package, into dietary supplements and sports nutritional formulas for distribution and retail marketing by GNC, its affiliates, franchisees [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***];

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GNC, GNP and GalaGen agree as follows:

                                    DEFINITIONS

     "CPI" shall mean the United States Consumer Price Index-Urban Edition.

     "Collaborative Research and Development Program" is defined in
Section 12.b.

     "Direct Negotiation" is defined in Section 25.


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     "Dispute" is defined in Section 25.

     "Expanded Territory" shall mean additional marketing territory outside of the Territory from time to time granted to GNC by GalaGen in accordance herewith, either by individual country or region such as Europe.

     "Field" shall mean the use of Products in Single Component Dietary Supplements or Sports Nutritional Formulas. Field shall also mean Multi-Component Dietary Supplements if after the date hereof GalaGen in its sole discretion grants in writing to GNP and GNC rights with respect to Multi-Component Dietary Supplements, and then only to the extent provided in such written grant of rights, and shall not be construed for purposes of any provision of this Agreement to include Multi-Component Dietary Supplements unless and to the extent provided in such written grant of rights.

     "Food, Drug and Cosmetic Act" shall mean the United States Food, Drug and Cosmetic Act, 21 USC 301 et seq.

     "Good Manufacturing Practices" means good manufacturing practices promulgated under the Food, Drug and Cosmetic Act.

     "Individual Channel" shall mean any individual retail channel within the Mass Market Retail Channels including without limitation, discount stores, chain drug stores, independent retail pharmacies, grocery stores and direct/internet consumer sales.

     "Invention" shall mean any invention conceived in the course of the Collaborative Research and Development Program authorized by the Joint Development Committee in accordance with and during the term of this Agreement.

     "Joint Development Committee" shall mean a committee formed in accordance with Section 12.a.

     "Joint Inventions" is defined in Section 16.a.

     "Mass Market Retail Channel" shall mean any Individual Channel other than a Specialized Retail Channel.

     "Multi-Component Dietary Supplement" shall mean any dietary supplement, which is not a Single Component Dietary Supplement, whether in pill, capsule, tablet, gelcap or powdered form, that contains Proventra-TM- [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***].

     "Option Period" shall mean one (1) year from the date hereof.

     "Orders" is defined in Section 2.

     "Outlet/Sales Requirements for Mass Market" means [***CONFIDENTIAL


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TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION***]

     "Outlet/Sales Requirements for Specialized Retail" means [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]

     "Party" shall mean either GalaGen or GNC and/or GNP, as the case may be, while "Parties" shall mean GalaGen, GNC and GNP collectively.

     "Product" shall mean [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***].

     "Release Specifications" is defined in Section 15.

     "Right of First Refusal" is defined in Section 5.

     "Single Component Dietary Supplement" shall mean [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***].

     "Specialized Retail Channel" shall mean specialty health food, nutrition or dietary supplement retail stores, including without limitation any store or franchisee of GNC, including Nature's Northwest Food Stores.

     "Sports Nutritional Formula" shall mean a nutritional supplement, whether in pill, capsule, tablet, gelcap or powdered formula, containing
[***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***], intended for the nutritional support of individuals participating in sports activities.

     "Territory" shall mean North America, including the United States, Canada and Mexico.

     "Third Party" means a party other than the Party or its affiliates.

     "Trademark License" shall be the license granted hereunder for the right and requirement to use the Proventra-TM- mark shown in EXHIBIT A on all products sold by GNC, its affiliates, franchisees, [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] or sub-licensees which contain Product and "Trademark" shall mean the Proventra-TM- mark.

                                       TERMS


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     1.   PURCHASE AND SALE; EXCLUSIVITY.

          1.a PURCHASE AND SALE. During the term of this Agreement, GalaGen shall offer and GNP shall purchase from GalaGen Products in bulk which GNP shall, at its expense, package and label and make into finished product.
GalaGen shall be the exclusive supplier of Products to GNP and GNP shall be the exclusive manufacturer of products incorporating such Products for GNC and its affiliates and franchisees and [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***], provided that nothing herein shall limit GalaGen's right to have Products manufactured for it. Without GalaGen's prior written consent, GNP will not manufacture products incorporating such Products for any parties other than GNC, its affiliates and franchisees and [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]. GNC and its affiliates, and franchisees and [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] will not sell products incorporating such Products outside of the Field, Territory and Specialized Retail Channel and Mass Market Retail Channel.

          1.b EXCLUSIVITY. Subject to Sections 1.c, 1.d, 1.e and 3.a., GNC and its affiliates and franchisees and [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] shall be the exclusive licensee to sell products incorporating such Products in Single Component Dietary Supplements and in Sports Nutritional Formulas within the Specialized Retail Channel and Mass Market Retail Channels in the Territory during the term of this Agreement.

          1.c EXCEPTIONS. Except as expressly granted in writing by GalaGen, neither GNP nor GNC, nor any affiliate, franchisee or [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***], shall have any rights, exclusive or otherwise, to [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] products. Without limiting the foregoing, but subject to the Right of First Refusal in Section 5, GalaGen reserves the right to make, use, and sell Products outside of the Field. Except as expressly granted in writing by GalaGen, neither GNP nor GNC, nor any affiliate, franchisee or [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] shall have any rights to manufacture, sell or otherwise distribute Products in Multi-Component Dietary Supplements.

     [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***].

     2. QUANTITIES. GalaGen shall supply and ship Products to GNP in the quantities


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ordered on, and pursuant to the terms and conditions contained in, GNP's
Standard Purchase Order, [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]. To the extent the terms of such Standard Purchase Order are inconsistent with the terms of this Agreement, this Agreement shall control.

     3.   ORDERS AND FORECASTS.

          3.a ORDERS AND FORECASTS. GNP will place Orders for the purchase of [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] of Products to be delivered by GalaGen during the calendar year 1999 to maintain the exclusivity rights granted under
Section 1.b. If GNP does not place Orders for such quantities of Products during 1999, GNP and GNC shall thereafter have a right to manufacture and sell products incorporating such Products in the Specialized Retail Channel and Mass Market Retail Channels on a non-exclusive basis until this Agreement terminates or expires. GNP shall place Orders with GalaGen for Products at least twelve
(12) weeks prior to the anticipated shipment date for the Products, provided that GalaGen may require a longer lead time for Orders of [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] at the time it agrees to make such products available hereunder.

          3.b REVIEWS. The parties shall confer at least quarterly to review forecasts and to consult on matters relating to the scheduling of manufacturing and delivery of Products.

     4.   OPTION FOR EXPANDED TERRITORY.

          4.a OPTION EXERCISE. In the event GNC desires to sell products within the Field incorporating one or more Products in an Expanded Territory, GNC shall have the right within the Option Period to give GalaGen written notice of the territory outside of the Territory that GNC desires to sell such products and the Product or Products that GNC desires to incorporate into such products (unless GalaGen has previously granted rights to a Third Party to sell products incorporating such Products within such territory after the failure of GNC to exercise its Right of First Refusal under Section 5).

          4.b GOOD FAITH NEGOTIATIONS. Upon receipt of such notice, the Parties agree to negotiate in good faith the terms upon which GNC will be granted the right to sell products incorporating such Products in the Expanded Territory, including whether such rights will be exclusive and, if exclusive, the minimum outlet/sales requirements required to maintain such exclusivity, the price of Products (which shall not be less than the price provided for hereunder), the delivery terms (which shall not require GalaGen to assume any expenses associated with delivery of Products in the Expanded Territory greater than GalaGen's costs associated with delivery of the Products within the Territory) and such other terms as the Parties deem appropriate, provided, however, that GalaGen may require as a


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condition to entering into such good faith negotiations that GNC demonstrate to
GalaGen's reasonable satisfaction that GNC has a commercially reasonable plan to enable it to sell products incorporating such Products in the Expanded Territory on a competitive basis. For purposes hereof, "competitive basis" shall mean that GNC has a reasonable prospect of being able to penetrate and sell substantial quantities of such products in the proposed Expanded Territory within a reasonable period of time.

          4.c FAILURE TO REACH AGREEMENT. In the event that, notwithstanding such good faith negotiations, the Parties are unable to reach agreement as to the terms upon which GalaGen will make such Products available to GNC for incorporation into products to be sold in the Expanded Territory within six (6) months after GNC's notice to GalaGen of its desire to sell such products, either Party shall be free to terminate such negotiations and, subject to the Right of First Refusal, if any, of GNC, GalaGen shall be free to sell Products to Third Parties for incorporation into products that may be sold in the territory with respect to which GNC desired to be granted Expanded Territory.

     5.   RIGHT OF FIRST REFUSAL.

          5.a GALAGEN NOTICE. In the event GalaGen desires to sell Product to a Third Party within the Option Period who intends to incorporate such Product into products within the Field to be sold outside of the Territory, GalaGen shall give GNC written notice of its desire to sell such Product to such Third Party and the material terms and conditions of such proposed sales (including the Product or Products proposed to be sold, the territory in which such Product or Products will be sold, the price and other terms of sale of such Product or Products and any minimum volume purchase commitments by such Third Party).

          5.b EXERCISE OF RIGHT. For a period of sixty (60) days thereafter, GNC shall have a right of first refusal (the "Right of First Refusal") to enter into an agreement with GalaGen to purchase such Products on the terms and conditions that such Third Party is willing to purchase such Products (including without limitation, price and minimum volume commitments) in the territory that such Third Party proposes to sell products incorporating such Products or on terms that, when taken as a whole, are at least as favorable to GalaGen as the terms specified in the written notice provided to GNC. GalaGen may as a condition to the exercise of such Right of First Refusal require that GNC demonstrate to GalaGen's reasonable satisfaction that GNC has a commercially reasonable plan to enable it to sell products incorporating such Products in the territory on a competitive basis. For purposes of this Section 5, "competitive basis" shall mean that GNC has a reasonable prospect of being able to sell such products in the proposed territory on a basis reasonably comparable to the Third Party's ability to market such products.

          5.c FAILURE TO EXERCISE. Failure to exercise such Right of First Refusal within such sixty (60) day period, shall be deemed a waiver by GNC of its Right of First Refusal. In the event GNC does not exercise its Right of First Refusal, GalaGen shall thereafter be free to sell such Products to such Third Party in accordance with the material terms and conditions of such proposed sales or on terms that, when taken as a whole, are at



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least as favorable to GalaGen as the terms specified in the written notice provided to GNC. Moreover, once GalaGen has entered into an agreement to sell Products to a Third Party outside of the Territory in accordance herewith, GNC shall no longer have any Right of First Refusal with respect to the right to sell products incorporating the Product or Products which GalaGen has agreed to sell to such Third Party in the territory that GalaGen has agreed to permit such Third Party to sell products incorporating the Product or Products, regardless of whether such Third Party continues to have a right to sell such products in such territory or in such Individual Channel or Channels.

     6. TERM. The Term of this Agreement shall be for a period of [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] years from the date hereof unless earlier terminated in accordance with Section 20. After the Term, this Agreement will renew on a yearly basis unless GNC gives GalaGen at least six (6) months prior written notice that it intends not to extend this Agreement or, if all of the Products covered by this Agreement are being sold on a non-exclusive basis, GalaGen gives GNC at least six (6) months prior written notice that it is terminating this Agreement. In addition, in the event rights to the Specialized Retail Channel or a Mass Market Retail Channel have become non-exclusive, GalaGen shall have the right after the Term upon at least six (6) months prior written notice, to terminate GNC's non-exclusive right to sell products incorporating Product into the non-exclusive channel or channels Renewal will be on an exclusive basis in the Specialized Retail Channel if the Outlet/Sales Requirements for Specialized Retail have been met for the year preceding such renewal, to the extent that such Rights are exclusive at the time of such renewal. Renewal will be on an exclusive basis in the applicable Mass Market Retail Channel if the Outlet/Sales Requirements for Mass Market have been met for the year preceding such renewal, to the extent that such Rights are exclusive at the time of such renewal. Minimum Outlet/Sales Requirements for Specialized Retail and/or Minimum Outlet/Sales Requirements for Mass Market for the renewal period will be mutually negotiated, provided that if the parties cannot agree upon such Minimum Outlet/Sales Requirements prior to expiration of the then current Term, GalaGen shall allow GNC to renew GNC's rights in the Specialized Retail Channel and/or the Mass Market Retail Channel, as the case may be, on a non-exclusive basis for an additional one (1) year period.

     7. PAYMENT. [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***].

     8.   WARRANTIES.

          8.a GALAGEN. GalaGen expressly represents and warrants that Products sold hereunder (a) are of good and merchantable quality and fit and safe for consumer use; (b) have been manufactured, packaged and stored in accordance with the applicable standards of Good Manufacturing Practices and requirements of all applicable Federal, state and local laws, rules and regulations; (c) are not adulterated or misbranded within the meaning of the Food, Drug and Cosmetic Act nor an article under the provisions of Section


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404 or Section 505 of the Food, Drug and Cosmetic Act which may not be introduced into interstate commerce; and (d) are not a "new dietary ingredient" as defined under the Dietary Supplement Health and Education Act of 1994 ('DSHEA") or will have complied with such notice or other requirements as may be applicable to a "new dietary ingredient" under DSHEA. GalaGen further represents and warrants that (w) use of the Proventra-TM- mark pursuant to the Trademark License granted hereunder does not violate the trademark rights of any Third Party; (x) GalaGen is the sole exclusive manufacturer and supplier of Products in the United States (except to the extent GalaGen may grant rights to have Products manufactured for it), (y) the Products are free of infringement of any United States patent rights, provided, however that no representation or warranty is made if the claim of infringement includes GNC's end product and the basis of the claim is the mixture of Products with other ingredients and (z) the consent of any Third Party is not needed or required for GalaGen to sell Products to GNP or to enter into this Agreement. All such warranties shall survive inspection, tests, acceptance and payment.

          8.b GNP. GNP represents and warrants that it shall store the Products in strict compliance with all applicable laws, including, without limitation, the Food, Drug and Cosmetic Act and all relevant establishment and product licenses. GNP further represents and warrants that, subject to the representations and warranties of GalaGen herein being true and correct, all products containing Products will (a) be of good and merchantable quality and fit and safe for consumer use; (b) be manufactured, packaged, stored and shipped in accordance with the applicable standards of Good Manufacturing Practices and requirements of all applicable Federal, state and local laws, rules and regulations; (c) not be adulterated or misbranded within the meaning of the Food, Drug and Cosmetic Act nor an article under the provisions of Section 404 or Section 505 of the Food, Drug and Cosmetic Act which may not be introduced into interstate commerce; and (d) will not infringe any United States patent rights of any third party.

          8.c GNC. GNC represents and warrants that it shall store, ship and sell all products containing Products in strict compliance with all applicable laws, including, without limitation, the Food, Drug and Cosmetic Act and all relevant establishment and product licenses.

     9.   RECALLS.   Without limiting the generality of the representations and warranties made in Section 8, GNC represents and warrants that it shall observe at all times the laws and regulations in the United States in order to maintain an effective system for the recall from the market of any products containing Products. In the event of any recall of any product containing Products, GalaGen shall reasonably cooperate with GNC in any related investigation; provided that GNC shall pay all of GalaGen's reasonable out-of-pocket costs and expenses associated with the recall unless such recall arises out of failure of Products supplied hereunder to conform to the Release Specifications or warranties. In the event any recall of product containing Products arises out of failure of Products supplied hereunder to conform to the Release Specifications or warranties, GalaGen shall reasonably cooperate with GNC in any related investigation and pay all of GNC's reasonable out-of-pocket costs and expenses associated with the recall, including, but not limited to, costs of packaging,



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transporting and disposing of products containing Products.

     10.  INDEMNIFICATION.

          10.a INDEMNIFICATION BY GNC/GNP. GNC and GNP shall, jointly and severally, indemnify, defend and hold harmless GalaGen and its affiliates, and each of its and their respective employees, officers, directors and agents (each, a "GalaGen Indemnified Party") from and against any and all liability, loss, damage, cost and expense (including reasonable attorneys' fees) (collectively, a "Liability"), which the GalaGen Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with (i) the breach by GNC or GNP or their affiliates or franchisees [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] of any covenant, representation or warranty contained in this Agreement, (ii) willful misconduct or negligent acts or omissions of GNC or GNP, their respective affiliates, franchisees [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] or any of their employees, officers, directors or agents, or
(iii) the successful enforcement by a GalaGen Indemnified Party of its rights under this Section 10.a. Notwithstanding the foregoing, GNC/GNP shall have no obligation under this Agreement to indemnify, defend or hold harmless any GalaGen Indemnified Party with respect to claims, demands, costs or judgments which result from willful misconduct or negligent acts or omissions of GalaGen, its affiliates, or any of their respective employees, officers, directors or agents.

          10.b INDEMNIFICATION BY GALAGEN. GalaGen shall indemnify, defend and hold harmless GNC, GNP and their franchisees, affiliates [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***], and each of their respective employees, officers, directors and agents (each, a "GNC/GNP Indemnified Party") from and against any Liability, which the GNC/GNP Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with (i) the breach by GalaGen of any covenant, representation or warranty contained in this Agreement; (ii) willful misconduct or negligent acts or omissions of GalaGen, its affiliates, or any of their respective employees, officers, directors or agents; (iii) GNP's or GNC's use or sale of the Products (except where such Liability was the result of GNP's or GNC's breach of representations or warranties herein or GNP's or GNC's negligence or willful misconduct) or (iv) the successful enforcement by a GNC/GNP Indemnified Party of its rights under this Section 10.b.
Notwithstanding the foregoing, GalaGen shall have no obligation under this Agreement to indemnify, defend, or hold harmless any GNC/GNP Indemnified Party with respect to claims, demands, costs or judgments which result from willful misconduct or negligent acts or omissions of GNC/GNP, their affiliates, or any of their respective employees, officers, directors or agents.

          10.c CONDITIONS TO INDEMNIFICATION. The obligations of the Indemnifying Party under Sections 10.a and 10.b are conditioned upon the delivery of written notice to the


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Indemnifying Party of any potential Liability promptly after the Indemnified
Party becomes aware of such potential Liability. The Indemnifying Party shall have the right to assume the defense of any suit or claim related to the Liability if it has assumed responsibility for the suit or claim in writing; however, if in the reasonable judgment of the Indemnified Party, such suit or claim involves an issue or matter which could have a materially adverse effect on the business operations or assets of the Indemnified Party, the Indemnified Party may waive its rights to indemnity under this Agreement and control the defense or settlement thereof, but in no event shall any such waiver be construed as a waiver of any future indemnification rights such Party may have at law or in equity. If the Indemnifying Party defends such suit or claim, the Indemnified Party may participate in (but not control) the defense thereof at its sole cost and expense.

          10.d SETTLEMENTS. Neither Party may settle a claim or action related to a Liability without the consent of the other Party, if such settlement would impose any monetary obligation on the other Party or require the other Party to submit to an injunction or otherwise limit the other Party's rights under this Agreement. Any payment made by a Party to settle any such claim or action shall be at its own cost and expense.

     11. INSURANCE. GalaGen shall maintain during the term of this Agreement a policy of general liability insurance, including products liability insurance, business interruption insurance and contractual insurance, with limits of no less than two million dollars, from a reliable insurance carrier acceptable to GNC, which acceptance may not be unreasonably withheld. GalaGen shall name GNC and GNP as additional insured under such coverage. GalaGen shall keep and maintain its general liability insurance in effect during the term of this Agreement. GalaGen shall notify GNC immediately upon cancellation of, or any reduction in, its general liability insurance coverage, and cancellation or reduction of such general liability coverage shall constitute a material breach of this Agreement, provided however, that GalaGen shall be entitled to cure such breach within forty-five (45) days provided that, during the forty-five (45) day cure period, the insurance coverage is maintained, reinstated or re-established without a lapse. GNC shall name GalaGen as additional insured under the general liability insurance, including products liability insurance, maintained by GNC.

     12.  JOINT DEVELOPMENT COMMITTEE.

          12.a FORMATION. The Parties agree to establish a joint development committee (the "Joint Development Committee") within forty-five (45) days after the Effective Date. The Joint Development Committee will be comprised of four
(4) representatives: two (2) of whom shall be appointed by GalaGen and two (2) of whom shall be appointed by GNC and GNP. One of the members of the Joint Development Committee shall be appointed its chairperson.

          12.b RESPONSIBILITIES.  The Joint Development Committee will:

               (i) from time to time develop programs for the collaboration of the Parties in the development of Products and products that use Products (the


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"Collaborative Research and Development Program");

               (ii) monitor the progress of and compliance with the Collaborative Research and Development Program;

               (iii)     develop Release Specifications;

               (iv) review and evaluate the results of studies performed in connection with the Collaborative Research and Development Program.

               (v) review and consider whether Proprietary Proventra-TM-Formulations or [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] products should be added as Products and, if so, the terms on which such products will be added.

          12.c MEETINGS. The Joint Development Committee shall meet no less than once every three (3) months. The chairperson shall call meetings when deemed appropriate or when requested by any member of the Joint Development Committee. If possible, the meetings shall be held in person, or where appropriate by video or telephone conference. When held in person, the location of such meetings shall alternate between GalaGen's facilities and GNC's facilities. Each Party shall be responsible for the expenses incurred by its representatives in attending such meetings.

     13. MARKETING, TECHNICAL AND CLINICAL DEVELOPMENT SUPPORT. GalaGen will provide research and development for the development of commercially attractive products approved by the Joint Development Committee, subject to agreement on funding for such research and development. Funding for such research and development will be established on a case-by-case basis. GalaGen will support GNC's marketing of products containing Products with up-to-date technical information, content for consumer educational material, and design of appropriate clinical testing protocols, to be conducted and funded as negotiated by GNC and GalaGen for specific needs. GNC and GalaGen agree to use good faith efforts to promote GNC products containing Products through publications or other media outlets. GalaGen agrees to allow GNC to use all information relating to Products in GNC's labeling and advertisement of products containing Products. GNC and GalaGen agree to review the feasibility of implementing research studies on GNC products containing Products either alone or in combination with other ingredients.

     14. TRADEMARKS. GalaGen hereby grants to GNC and GNP the Trademark License for the purpose specified herein. GalaGen shall provide GNC and GNP with camera ready artwork of the GalaGen trademark Proventra-TM- and reasonable guidelines (the "Guidelines") governing the use of the GalaGen Trademark (such as size, color and placement). The Guidelines will reflect that the GalaGen Trademark is to be displayed in such a manner so as to convey the impression that the finished GNC products include Products. GNC and GNP shall not permit any agent or subdistributor to use the GalaGen Trademark without GalaGen's prior written approval; use or permit any agent to use any trademark or product


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

names confusingly similar to Products; or use or permit any agent to use the GalaGen Trademark on any objects, other than those containing Products. GNC and GNP agree to notify GalaGen in writing of any claim or action for infringement or unfair competition relating to the GalaGen Trademark, which is threatened or brought against GNC/GNP by a third party and of any conflicting uses of, application or registrations for, or acts of infringement or unfair competition involving the GalaGen Trademark promptly after GNC/GNP learns of any such matter. GNC/GNP shall furnish all records, documents, specimens and testimony relating to such claim or action to GalaGen (at GalaGen's expense) as GalaGen may request and shall otherwise cooperate with GalaGen in any such claim or action.

     15.  TESTING AND QUALITY CONTROL.

          15.a SPECIFICATIONS; INSPECTION. All Products delivered to GNP must meet the specifications in SCHEDULE 2 (or as otherwise agreed to by the parties and incorporated herein, the "Release Specifications") and contain a certificate of analysis. Prior to the initial shipment of Products to GNP, GalaGen agrees to provide GNP with complete specifications. Further, GalaGen agrees to provide GNP with analytical test methodology and analytical and technical information on Products for quality control purposes. GNP shall have the right to inspect during reasonable business hours GalaGen's production facilities used in connection with the manufacture of Products. GalaGen agrees to grant GNP reasonable access to the reports, records and other documents relating to the manufacture of Products, including copies of all inspection and other reports by federal, state and local regulatory agencies. GalaGen shall have the right to inspect GNP's production facilities during reasonable business hours in connection with production of products incorporating Products.

          15.b STABILITY TESTING. Stability testing consistent with GalaGen's existing program for stability testing will be undertaken at GalaGen's expense for Products. Any stability testing requested by GNC beyond GalaGen's existing program will be funded by GNC. GalaGen will bill GNC at cost for additional stability testing that may be required for combination formula products developed jointly by the two companies.

     16.  INVENTIONS.

          16.a OWNERSHIP. GalaGen shall own all Inventions made solely by its employees and agents, and all patent applications and patents claiming such Inventions. GNC or GNP, as the case may be, shall own all Inventions made solely by its employees and agents and all patent applications and patents claiming such Inventions. All Inventions made jointly by employees or agents of GalaGen and employees or agents of GNC and/or GNP ("Joint Inventions") shall be owned jointly by GalaGen and GNC and/or GNP. All determinations of inventorship shall be made in accordance with U.S. law.

          16.b JOINT PATENT APPLICATIONS. Each Party shall have the right to identify any Joint Invention that may be patentable. The Parties shall jointly take all reasonable steps to seek, maintain and/or prosecute patent applications for such Joint Inventions and all patents relating thereto shall be registered in the names of GalaGen and GNC and/or GNP, as the case may be, while all costs incurred in connection with seeking, maintaining and/or prosecuting the patent protection shall be borne equally by GalaGen and GNC (and/or GNP, as the case may be) except as hereafter provided. Should either GalaGen or GNC (or GNP, as the case may be) not wish to pay the costs relating to any patent application filed or to be filed pursuant to this Section 16.b, then the Party wishing not to pursue such patent application shall allow the other Party to continue with such application in the name of the Parties jointly. In such case, the Party seeking, maintaining and/or prosecuting the patent protections shall bear all costs incurred in connection therewith, the non-pursuing Party shall provide reasonable nonpecuniary assistance and the non-pursuing Party shall grant to the pursuing Party a worldwide, exclusive, even as to itself, perpetual royalty-free license to use and/or exploit the technology subject to the patent application. Such license will be with right to sublicense.

          16.c USE OF JOINT INVENTIONS. Subject to Section 16.b, either Party may use Joint Inventions, or grant licenses to Third Parties thereunder, subject to the following conditions:

     (i) To the extent such Joint Invention relates to the manufacture of a bovine colostrum-based ingredient (which for purposes hereof shall include, without limitation, the preparation of vaccine, vaccination of animals, collection and processing of colostrum into bovine immunoglobulin concentrates, and the testing, packaging and storage of such ingredient), GalaGen shall have the sole right to use and exploit such Invention in the manufacture of such ingredients.

     17. NOTICES. All demands, notices, and other communications to be given hereunder, if any, shall be in writing and shall be sufficient for all purposes if personally delivered, sent by facsimile, sent by nationally-recognized courier service, or if sent by registered or certified United States mail, return receipt requested, postage prepaid, and addressed to the respective party at the postal address set forth herein or to such other address or addresses as such Party may hereafter designate in writing to the other Party as herein provided. The present addresses of the Parties hereto are set forth above. If personally delivered, notice under this Agreement shall be deemed to have been given and received and shall be effective when personally delivered. Notice by facsimile and nationally-recognized courier service shall be deemed to have been given when received. Notice by mail shall be deemed effective and complete upon deposit in the United States mail.

     18. ENTIRE AGREEMENT, AUTHORITY AND GOVERNING LAW. This Agreement, which includes the Exhibits and Schedules hereto, contains the entire agreement of the parties relating to its subject matter and the parties agree that this Agreement supersedes all prior written or oral agreements, representations, and warranties relating to its subject matter. No modification of this Agreement shall be valid unless made in writing and signed by the Parties. Each Party represents to the other Party that it has the full right and authority to enter into this Agreement and to perform the obligations set forth herein of such Party. This Agreement shall be enforced in accordance with the laws of the State of Minnesota and shall be construed in accordance therewith.

     19. FORCE MAJEURE. No Party shall be responsible or liable for any loss, damage, detention or delay caused by fire, strike, insurrection or riot, railroad, marine or air embargoes, lockout, accident, or any other cause which is unavoidable or beyond its reasonable control, provided that performance shall, as soon as practicable, recommence upon the cessation of such unavoidable event.

     20. TERMINATION. In the event of a material breach by either Party of the terms and conditions of this Agreement (a "Default"), the nonbreaching party may give the other party written notice of such Default. In the event the Default is remedied within forty-five (45) days following such notice, the notice shall be null and void. If such Default is not remedied within such forty-five (45) day period, the nonbreaching Party may terminate this Agreement upon the expiration of such remedy period. The rights of termination referred to in this Agreement are not intended to be exclusive and are in addition to any other rights available to the Parties in law or in equity.

     Either Party may terminate this Agreement if there shall be commenced by or against the other Party any dissolution or any bankruptcy, insolvency or similar proceedings, or the other Party makes an assignment for the benefit of creditors or a receiver or trustee shall be appointed for all or substantially all of the other Party's assets.

     21.  CONFIDENTIALITY.

          21.a CONFIDENTIALITY OBLIGATION. During the term of this Agreement and after its expiration or termination, each Party agrees to keep confidential, and to use all commercially reasonable efforts to require its respective officers, directors, employees and agents to keep confidential all proprietary information of the other Party, including without limitation any information specifically identified by either Party prior to disclosure as being confidential information, plans and data concerning products, marketing, sales, customers, and technical or business matters. Disclosure of such confidential information shall be made by either Party only to those of its employees and agents who need to know such information in order to carry on the purposes of this Agreement, and who have agreed to abide by confidentiality requirements at least as restrictive as those set forth herein.

          21.b EXCEPTIONS. These obligations shall not apply to information that is known at the time of its receipt by the receiving Party and not through prior disclosure by the disclosing Party, as documented by business records; is developed by the receiving Party independently of the information received from the disclosing Party and such independent development can be documented by the receiving Party; is at the time of disclosure or thereafter becomes published or otherwise part of the public domain without a breach of this Agreement by the receiving Party; or is required by law, regulation, rule, act or order of any governmental authority or agency to be disclosed by a Party, provided that such Party gives the other Party a reasonable opportunity to seek a protective order or other similar order and the disclosing Party discloses to the requesting entity only the minimum confidential information required to be disclosed in order to comply with the request.

          21.c OTHER PRECAUTIONS. Other precautions for protecting proprietary and confidential information of the Parties that are agreed to in writing by the Parties shall supplement this section and shall not be substituted for the restrictions herein provided.

     22. PUBLICITY. The Parties agree not to disclose, either directly or indirectly, the existence of (i) this Agreement with any Third Party or the media without the consent of the other Party and (ii) any differences between the Parties, or any disputes that have risen to the level of a matter in Direct Negotiation or litigation, or any facts, directly or indirectly related to such matters, to any Third Party or the media, provided, however, that either Party may disclose the terms of this Agreement to the extent required to enforce this Agreement or to comply with applicable laws, including without limitation the rules and regulations promulgated by the Securities and Exchange Commission and the Party intending to disclose the terms of this Agreement shall provide the nondisclosing Party an opportunity to review and comment on the intended disclosure which is reasonable under the circumstances. Notwithstanding any other provision of this Agreement, either Party may disclose the terms of this Agreement to lenders, investment bankers and other financial institutions for purposes of financing operations of such Party, subject to obtaining a confidentiality agreement from such financial institution.

     23. WAIVER, ASSIGNMENT AND SEVERABILITY. The waiver of a breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any further breach of such term or condition or the waiver of any other term or condition of this Agreement. Neither Party shall have the right to assign this Agreement or any right or interest herein in part or in whole without the prior written consent of the other Party.

     24. NO PARTNERSHIP. Nothing in this Agreement shall be construed to give rise to a relationship between the Parties hereto as a joint venture or partnership or other relationship than that of independent contractors.

     25. MANDATORY DIRECT NEGOTIATION OF DISPUTES. The Parties hope there will be no disputes arising out of their business relationship. However, if a claim of breach, nonperformance, nonpayment, repudiation or other dispute should arise related to or connected with this Agreement or any transactions between the Parties (a "Dispute"), then the Parties agree to attempt to informally resolve the Dispute by Direct Negotiation before initiating any claim related to such Dispute in a court of competent jurisdiction. "Direct Negotiation," as used herein, shall mean a meeting (held either by telephone or in-person) between senior business principals designated by each Party who have full authority to address and resolve the Dispute. Direct Negotiation is a prerequisite to litigation involving all Disputes between the Parties except that either Party may proceed directly to a court of law or equity to seek emergency injunctive relief or remedy any safety concerns. To initiate Direct Negotiation, the complaining Party shall make a written demand on the other by certified mail to the primary address of record and identify therein the nature of the Dispute and all issues which, in the opinion of the complaining Party, need to be resolved to restore the business relationship. Any Disputes not expressly raised in this notice for Direct Negotiation are waived with respect to subsequent litigation unless such Disputes are subsequently submitted to Direct Negotiation. The Direct Negotiation shall take place during the thirty (30) days following the date of receipt of the demand, at a time and place agreed to by the business principals, and each Party agrees to negotiate in good faith in an attempt to resolve the Dispute. The Parties agree to exchange relevant information and cooperate in good faith to resolve the Dispute under this provision and to that end, the non-complaining Party shall issue a statement which addresses the complaining Party's identified Dispute and/or raises additional issues for resolution prior to the Direct Negotiation. If the Dispute remains unresolved following Direct Negotiation or if the Direct Negotiation is not completed within the specified 30-day time period, then the moving party may issue a fifteen (15) day written notice, and if the Direct Negotiation does not resolve the Dispute or is not completed within the specified 15-day period, then the aggrieved Parties are released to file suit if they choose to further pursue the Dispute.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first hereinabove set forth.

GENERAL NUTRITION CORPORATION           GALAGEN INC.

By:       /s/ John P. Troup             By:     /s/ Gregg A. Waldon
         ----------------------                -----------------------------

Name:     John P. Troup                 Name:   Gregg A. Waldon
         ----------------------                -----------------------------

Its:      Vice President                Its:    Vice President, Chief
         ----------------------                -----------------------------
                                                Financial Officer, Treasurer
                                               -----------------------------
                                                and Secretary
                                               -----------------------------

GENERAL NUTRITION PRODUCTS, INC.

By:     /s/ James M. Sander
       ------------------------

Name:   James M. Sander
       ------------------------

Its:    Vice President
       ------------------------


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